Exhibit 10.1
GRI BIO, INC.
2018 EQUITY INCENTIVE PLAN
(As amended and restated)
1.    Establishment and Purpose.
a.    Establishment. GRI Bio, Inc. (formerly known as Vallon Pharmaceuticals, Inc.) (the “Company”) established the GRI Bio, Inc. 2018 Equity Incentive Plan (formerly known as the Vallon Pharmaceuticals, Inc. 2018 Equity Incentive Plan) (the “Plan”) effective as of October 1, 2018. The Plan is hereby amended and restated, as set forth herein, as of July 7, 2025 (the “Restatement Date”), subject to the approval by the stockholders of the Company. Definitions of capitalized terms used in the Plan are contained in Section 15 of the Plan.
b.    Purpose. The purpose of the Plan is to attract and retain Directors, Consultants and officers and other key Employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.
2.    Shares Available Under the Plan.
a.    Basic Limit. Subject to adjustment under Section 10 and the provisions of this Section 2, the aggregate number of Shares issued under the Plan shall not exceed the sum of (i) 421,275 Shares, and (ii) an annual increase on the first day of each calendar year beginning January 1, 2025 and ending on and including January 1, 2033, equal to the lesser of (x) 4% of the aggregate number of Shares outstanding on the final day of the immediately preceding calendar year, and (y) such smaller number of Shares as is determined by the Board. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.
b.    Additional Shares. In the event that Shares previously issued under the Plan are reacquired by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan. In the event that an outstanding Stock Option, Stock Appreciation Right, Restricted Share Unit or Other Share-Based Award for any reason expires or is canceled before being exercised or settled in full, the unexercised or unsettled Shares subject to such Stock Option, Stock Appreciation Right, Restricted Share Unit or Other Share-Based Award shall remain available for issuance under the Plan. In the event that Shares that otherwise would have been issuable under the Plan are withheld by the Company in payment of the purchase price, exercise price or withholding taxes with respect to an Award, such Shares shall remain available for issuance under the Plan. To the extent a Restricted Share Unit is settled in cash, the cash settlement shall not reduce the number of Shares remaining available for issuance under the Plan. The payment of dividend equivalents in cash in conjunction with any outstanding Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

c.    Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 80,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.
d.    Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan, the maximum aggregate grant date fair value (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Director as compensation for services as a Director during any fiscal year of the Company, taken together with any cash fees paid to such Director during such calendar year, may not exceed $750,000, increased to $1,000,000 in the calendar year of an individual’s initial service as a Director.
3.    Administration of the Plan.
a.    Authority of the Board. Subject to the provisions of the Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Notwithstanding anything to the contrary in the Plan, with respect to the terms and conditions of Awards granted to Participants outside the United States, the Board may vary from the provisions of the Plan to the extent it determines it necessary and appropriate to do so; provided that it may not vary from those Plan terms requiring stockholder approval pursuant to Section 13 below. All decisions, interpretations and other actions of the Board shall be final and binding on all Participants and all persons deriving their rights from a Participant.
b.    In General. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board who have been appointed by the Board, and, to the extent required by Applicable Law, any such Committee shall consist solely of individuals who are “non-employee directors” within the meaning of Section 16b-3 promulgated under the Exchange Act and “independent directors” within the meaning of the rules of any securities exchange upon which Shares are listed. Each Committee shall have such authority and be responsible for such functions as the Board has assigned to it. If no Committee has been appointed, the entire Board shall administer the Plan. To the extent permitted by Applicable Law, the Board or the Committee may further delegate administrative authority under the Plan to one or more officers of the Company. Any reference to the Board in the Plan shall be construed as a reference to the Committee (if any) or to any officers of the Company to whom authority has been delegated pursuant to this Section 3, with respect to any action within the scope of such delegated authority.
c.    Indemnification. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

4.    Eligibility and Participation. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.
5.    Stock Options and Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Options and Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Board in its sole discretion, provided that Incentive Stock Options may be granted only to Employees.
a.    Award Agreement. Each Stock Option and Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option or Stock Appreciation Right, the number of Shares covered by the Stock Option or Stock Appreciation Right, the conditions upon which the Stock Option or Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Board shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement with respect to a Stock Option also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
b.    Exercise Price. The exercise price per Share of a Stock Option or Stock Appreciation Right shall be determined by the Board at the time the Stock Option or Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option or Stock Appreciation Right be less than one hundred percent of the Fair Market Value of a Share on the Date of Grant.
c.    Term. The term of a Stock Option or Stock Appreciation Right shall be determined by the Board and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option or Stock Appreciation Right exceed ten years from its Date of Grant.
d.    Exercisability. Stock Options and Stock Appreciation Rights shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Board and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements. The Award Agreement may permit a Participant to exercise all or a portion of a Stock Option prior to satisfaction of the applicable vesting requirements; provided that the Shares delivered upon such exercise shall be subject to restrictions and a vesting schedule identical to the vesting schedule of the related Stock Option and the Participant shall be required to enter into a Restricted Share Award Agreement and any other similar documentation required by the Company as a condition to exercise of such Stock Option.
e.    Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. Payment of the exercise price of a Stock Option may be made by one or more of the following methods (or any combination thereof) to the extent provided in the Award Agreement: (i) in cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Board; (ii) by the Participant tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by the Participant delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; and (iv) with respect to Nonqualified Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price of a Stock Option, the Company shall cause the appropriate number of Shares to be issued to the Participant.
f.    Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (i) the excess of (A) the Fair Market Value of a Share on the exercise date over (B) the exercise price per Share, multiplied by (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Board in the related Award Agreement.
g.    No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by a Stock Option or Stock Appreciation Right until the Participant files a notice of exercise, pays the exercise price and satisfies all applicable withholding taxes pursuant to the terms of such Stock Option or Stock Appreciation Right.
h.    Special Rules Applicable to Incentive Stock Options.
(i)    To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.
(ii)    No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (A) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a Share on the Date of Grant, and (B) the term of such Incentive Stock Option shall not exceed five years from the Date of Grant.
6.    Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Board in its sole discretion.
a.    Award Agreement. Each Award of Restricted Shares shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restriction period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse, the purchase price, if any, for each Restricted Share, and such other terms and conditions as the Board shall determine and which are not inconsistent with the terms and conditions of the Plan.
b.    Purchase Price. If a Participant is required to pay a purchase price for the Restricted Shares, payment may be made by one or more of the following methods (or any combination thereof) to the extent provided in the Award Agreement: (i) in cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Board, or (ii) if permitted under Applicable Law, by the Participant delivering to the Company a promissory note in a form provided by the Company bearing either full-recourse or such lesser amount of recourse as the Board determines in its sole discretion and in accordance with Applicable Law.
c.    Terms, Conditions and Restrictions. The Board shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restriction period and the satisfaction of any other applicable terms and conditions.
d.    Custody of Certificates. To the extent deemed appropriate by the Board, the Company may retain the certificates representing Restricted Shares, if any, in the Company’s possession until such time as all terms, conditions and restrictions applicable to such Shares have been satisfied or lapse, and annotate the Company’s Share ledger to reflect such terms, conditions, and restrictions.
e.    Rights Associated with Restricted Shares during Restriction Period. During any restriction period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restriction period; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution, and that the Award Agreement may require any dividends or other distributions with respect to the Restricted Shares to be accumulated or deemed reinvested in Shares and subject to the same terms and conditions as the Restricted Shares with respect to which such dividends or distributions are paid.
7.    Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Board in its sole discretion.
a.    Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restriction period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Board shall determine and which are not inconsistent with the terms and conditions of the Plan.
b.    Terms, Conditions and Restrictions. The Board shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.
c.    Voting and Dividend Rights. The Participant shall not possess any incidents of ownership (including, without limitation, any rights to distributions or voting rights) in the Shares underlying the Restricted Share Units. Prior to settlement or forfeiture, any Restricted Share Unit granted under the Plan may, at the discretion of the Board, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Share Unit is outstanding, on a current, deferred or contingent basis as provided in the Award Agreement. Settlement of dividend equivalents may be made in the form of cash, Shares, or a combination of both. The Award Agreement may require any dividend equivalents with respect to the Restricted Share Units to be accumulated or deemed reinvested and subject to the same terms and conditions as the Restricted Share Units with respect to which they are paid.
d.    Form of Settlement. Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Board in the related Award Agreement.
8.    Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Board in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Board shall determine, including, without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash. Without limiting the foregoing, the Board is specifically authorized to grant unrestricted Shares as a bonus, or to grant unrestricted Shares or other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.
a.    Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement, whether dividend equivalents are payable, and such other terms and conditions as the Board shall determine and which are not inconsistent with the terms and conditions of the Plan.
b.    Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Board in the related Award Agreement.
9.    Transfer Restrictions.
a.    Transferability of Awards. Except as otherwise determined by the Board, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Board, each Participant may, in a manner established by the Board, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares, cash or other property issued or delivered under such Award. Except as otherwise determined by the Board, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.
b.    Lockup Provision. Each Participant shall not, if requested by the Company and any underwriter engaged by the Company, sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) held by such Participant for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company shall specify reasonably and in good faith (such period not to exceed 180 calendar days). The underwriters in connection with any such registration are intended third-party beneficiaries of this Section 9(b) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Participant further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with any such registration that are consistent with this Section 9(b) or that are necessary to give further effect thereto.
c.    Other Conditions and Restrictions on Shares. Shares issued under the Plan shall be subject to such other rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Board may determine from time-to-time. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to a Participant’s Shares generally. In addition, Shares issued under the Plan shall be subject to conditions and restrictions imposed either by Applicable Law or by Company policy, as adopted from time to time, designed to ensure compliance with Applicable Law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.
10.    Adjustment of Shares.
a.    General. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Board shall cause there to be an equitable adjustment in (i) the number and kind of Shares available for future grants under Section 2, (ii) the number and kind of Shares covered by each outstanding Stock Option, Stock Appreciation Right, Restricted Share Unit or Other Share-Based Award, (iii) the exercise price under each outstanding Stock Option or Stock Appreciation Right and the purchase price applicable to any other outstanding Award, and (iv) any repurchase price that applies to Shares granted under the Plan pursuant to the terms of a Company repurchase right under the applicable Award Agreement, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, combination, liquidation, dissolution, or similar corporate transaction that affects the Shares, the Board at its sole discretion may make appropriate adjustments in one or more of the items listed in clauses (i) through (iv) above. No fractional Shares shall be issued under the Plan as a result of an adjustment under this Section 10(a), although the Board in its sole discretion may make a cash payment in lieu of fractional Shares.
b.    Change in Control. Unless otherwise provided in the applicable Award Agreement, in the event that the Company is subject to a Change in Control, all Shares acquired under the Plan and all Awards outstanding on the effective date of the Change in Control transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board in its capacity as administrator of the Plan, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. The treatment specified in the definitive transaction agreement or as determined by the Board may include (without limitation) one or more of the following with respect to each outstanding Award:
(i)    Continuation of the outstanding Award by the Company (if the Company is the surviving corporation).
(ii)    Assumption of the outstanding Award by the surviving corporation or its parent, provided that the assumption of a Stock Option or Stock Appreciation Right shall be in a manner that complies with Section 424(a) of the Code (whether or not the Stock Option is an Incentive Stock Option).
(iii)    Substitution by the surviving corporation or its parent of an equivalent award for the outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Shares in the transaction), provided that the substitution of a Stock Option or Stock Appreciation Right shall be in a manner that complies with Section 424(a) of the Code (whether or not the Stock Option is an Incentive Stock Option).
(iv)    Cancellation of the outstanding Award and a payment to the Participant with respect to each Share subject to the Award (including vested and/or unvested Shares, as determined by the Board) as of the transaction date equal to the excess of (A) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a Share as a result of the transaction, over (if applicable) (B) the per-Share exercise price of the Award (such excess, if any, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares, but only to the extent the application of such provisions does not adversely affect the status of the Award as exempt from Section 409A of the Code. If the Spread applicable to an Award is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that a Restricted Share Unit or Other Share-Based Award is subject to Section 409A of the Code, the payment described in this clause (iv) shall be made on the settlement date specified in the applicable Award Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4).
(v)    Cancellation of the Stock Option or Stock Appreciation Right without the payment of any consideration; provided that the Participant holding a Stock Option or Stock Appreciation Right shall be notified of such treatment and given an opportunity to exercise the award (including any unvested portion) during a period of not less than 5 business days preceding the effective date of the transaction, unless (A) a shorter period is required to permit a timely closing of the transaction and (B) such shorter period still offers the holder of the Stock Option or Stock Appreciation Right a reasonable opportunity to exercise the award. Any exercise of the Stock Option or Stock Appreciation Right during such period may be contingent upon the closing of the transaction.
(vi)    Suspension of a Participant’s right to exercise the Stock Option or Stock Appreciation Right during a limited period of time preceding the closing of the transaction if such suspension is administratively necessary to permit the closing of the transaction.
(vii)    Termination of any right the Participant has to exercise the Stock Option prior to vesting in the Shares subject to the Stock Option (i.e., “early exercise”), such that following the closing of the transaction the Stock Option may only be exercised to the extent it is vested.
Any action taken under this Section 10(b) shall either preserve an Award’s status as exempt from Section 409A of the Code or comply with Section 409A of the Code.
c.    Reservation of Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
11.    Compliance with Section 409A. Unless otherwise expressly set forth in an Award Agreement, it is intended that awards granted under the Plan shall be exempt from Section 409A of the Code, and any ambiguity in the terms of an Award Agreement and the Plan shall be interpreted consistently with this intent. To the extent an award is not exempt from Section 409A of the Code (any such award, a “409A Award”), any ambiguity in the terms of such award and the Plan shall be interpreted in a manner that to the maximum extent permissible supports the award’s compliance with the requirements of that statute. Notwithstanding anything to the contrary permitted under the Plan, in no event shall a modification of an Award not already subject to Section 409A of the Code be given effect if such modification would cause the Award to become subject to Section 409A of the Code unless the parties explicitly acknowledge and consent to the modification as one having that effect. A 409A Award shall be subject to such additional rules and requirements as specified by the Board from time to time in order for it to comply with the requirements of Section 409A of the Code. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Section 409A of the Code), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Section 409A(a)(1). In addition, if a Change in Control constitutes a payment event with respect to any 409A Award, then the transaction with respect to such award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code. Neither the Company nor any member of the Board shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.
12.    Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. Neither the Company nor any of its Subsidiaries shall be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Board may permit or require applicable tax withholding obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, provided that in no event shall the Fair Market Value of any Shares withheld to satisfy tax withholding obligations with respect to an Award exceed the taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions. Any such elections are subject to such conditions or procedures as may be established by the Board and may be subject to disapproval by the Board.
13.    Duration and Amendments; Stockholder Approval.
a.    Term of the Plan. The Plan shall terminate automatically 10 years after the Restatement Date. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.
b.    Right to Amend or Terminate the Plan. The Board may amend, suspend or terminate the Plan at any time and for any reason. Stockholder approval shall not be necessary for any amendment to the Plan, except to the extent stockholder approval is required by Applicable Law (including such stockholder approval as may be required to authorize grant of Incentive Stock Options to Employees or as may be required under stock exchange listing standards).
c.    Effect of Amendment or Termination. No Shares shall be issued or sold and no Award granted under the Plan after the termination of the Plan, except upon exercise of a Stock Option, Stock Appreciation Right (or any other right to purchase Shares) or settlement of any other Award granted under the Plan prior to such termination. Except as otherwise provided in Sections 10 or 13(d), which specifically do not require the consent of any Participant, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant of such Award; provided that the Board may modify an Incentive Stock Option to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.
d.    Adjustments to Outstanding Awards. The Board may in its sole discretion at any time, including in connection with a Change in Control, and without the consent of any Participant, (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Board may, in its sole discretion, declare.
e.    Prohibition on Repricing. Except for adjustments made pursuant to Section 10, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Section 10. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 13(e) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Section 10.
14.    Miscellaneous.
a.    Securities Law Requirements. Shares shall not be issued under the Plan unless, in the opinion of counsel acceptable to the Board, the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be liable for a failure to issue Shares as a result of such requirements. Unless and until the Shares have been registered under the Securities Act, each certificate evidencing any Shares delivered pursuant to the Plan, if any, shall bear a restrictive legend in a form specified by the Company.
b.    No Right of Continued Employment or Service. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.
c.    Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
d.    Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Law or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
e.    Acceptance of the Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f.    Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.
g.    Applicable Law. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
15.    Definitions. As used in the Plan, the following definitions shall apply:
“Applicable Law” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.
“Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, or Other Share-Based Awards granted pursuant to the terms and conditions of the Plan.
“Award Agreement” means either: (a) an agreement, in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.
“Board” means the Board of Directors of the Company.
“Cause” shall have the meaning provided in the applicable employment agreement or consulting agreement between, or severance plan covering, the Participant and the Company or a Subsidiary, if any, or if there is no such agreement or plan, as applicable, that defines the term, “Cause” shall mean: (a) the Participant’s repeated failure to satisfactorily perform the Participant’s job duties after thirty (30) days written notice of such deficiency and an opportunity to cure (of at least fifteen business days), as reasonably determined by the Company or a Subsidiary; (b) the Participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its Subsidiaries or their respective businesses or operations; (c) the Participant’s commission of, or indictment for or otherwise being formally charged with, any crime involving dishonesty or for any felony; or (d) the engaging by the Participant in misconduct that is detrimental to the financial condition or business reputation of the Company or any of its Subsidiaries, including due to any adverse publicity.
“Change in Control” means the occurrence of one of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; or (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (c) the consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means a committee of the Board, as described in Section 3(b).
“Company” has the meaning given such term in Section 1(a) and any successor thereto.
“Consultant” means a person, excluding Employees and Directors, who performs bona fide services for the Company or a Subsidiary as a consultant or advisor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.
“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Board and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Board.
“Director” means any individual who is a member of the Board who is not an Employee.
“Employee” means any employee of the Company or a Subsidiary, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of an Incentive Stock Option, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means, as of any date: (a) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, (i) for the purpose of determining the exercise price of, or the amount payable upon the exercise of, Stock Options, Stock Appreciation Rights and any other Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Board through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) for any other purpose, the fair market value as determined by the Board in good faith; or (b) if the Shares are listed on a nationally recognized stock exchange, the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices.
“Incentive Stock Option” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.
“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.
“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 8.
“Participant” means any eligible individual as set forth in Section 4 who holds one or more outstanding Awards.
“Performance Objectives” means the performance objective or objectives established by the Board pursuant to the Plan. The Performance Objectives applicable to an Award may include, but shall not be limited to, one or more of the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic valued added models; division, group or corporate financial goals; attainment of strategic and operational initiatives; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; year-end cash; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease, peer group results, or market performance indicators or indices.
“Plan” has the meaning given such term in Section 1(a).
“Restatement Date” has the meaning given such term in Section 1(a).
“Restricted Shares” means Shares granted or sold pursuant to Section 6 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 6 has expired.
“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restriction period made pursuant to Section 7.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Share” means a share of common stock of the Company, $0.001 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 10.
“Stock Appreciation Right” means a right designated as such and granted pursuant to Section 5.
“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 5. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.
“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent by reason of stock ownership or otherwise.
“Ten Percent Stockholder” means any Participant who owns more than ten percent of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.
[END OF DOCUMENT]